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                                                     EXHIBIT 10.6

        NON-QUALIFIED PERFORMANCE STOCK OPTION AGREEMENT
                UNDER THE FLEMING COMPANIES, INC.
                     1985 STOCK OPTION PLAN


     THIS NON-QUALIFIED PERFORMANCE STOCK OPTION AGREEMENT (the
"Option Agreement"), made as of this 16th day of February, 1994, at Oklahoma City, Oklahoma, by and between ___________________________________________ (hereinafter referred to as the "Participant"), and Fleming Companies, Inc.
(hereinafter referred to as the "Company"):

                      W I T N E S S E T H:

     WHEREAS, the Participant is a key management associate of the Company or one of its subsidiaries, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company or one of its subsidiaries; and

     WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to the "Fleming Companies, Inc. 1985 Stock Option Plan" (the "Plan").

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

     1. GRANT OF STOCK OPTION. The Company hereby grants to the Participant a Non-Qualified Stock Option (the "Stock Option") as described under Sections 83 and 421 of the Internal Revenue Code of 1986, as amended, to purchase all or any part of an aggregate of __________________________ (______) shares of its common stock (the "Stock") of the Company as set forth below, under and subject to the terms and conditions of this Option Agreement and the Plan, each of which is incorporated herein by reference and made a part hereof for all purposes. The purchase price per share for each share of Stock to be purchased hereunder shall be $24.9375.

     2.   TIMES OF EXERCISE OF STOCK OPTION.

          (a) EXERCISE AFTER DETERMINATION DATE. After, and only after, the conditions of paragraph 8 hereof have been satisfied, the Participant shall be eligible to exercise that portion of his Stock Option pursuant to the schedule set forth hereinafter. If the Participant's employment with the Company (or its parent or any one or more of its subsidiaries) remains full-time and continuous at all times prior to any of the "Determination Dates" as such term is hereinafter defined, then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise on or after the applicable Determination Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares set forth in the foregoing paragraph 1 by the designated percentage set forth hereafter. For purposes of this Option Agreement, the term "Determination Date" shall mean the date on which the Compensation and Organization Committee of the Board of Directors of the Company (the "Committee") certifies that the average of the last reported sales price of the

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Stock on the New York Stock Exchange Composite Transactions
report for any twenty (20) consecutive business day period shall have equaled or exceeded a target stock price set forth below (the "Target Stock Price"). In order to fulfill the certification requirement, the Committee shall meet in person or by telephone or act by unanimous written consent no later than thirty days after the achievement of a Target Stock Price for the required period.


                                         Percent of Stock
     Target Stock Price                 Option Exercisable
     ------------------                 ------------------
          $28                                 10%
          $31                                 20%
          $34                                 30%
          $37                                 40%
          $40                                 50%
          $43                                 60%
          $47                                 70%
          $50                                 80%
          $53                                 90%
          $56                                100%


          (b) ADJUSTMENTS TO TARGET STOCK PRICE. In case of a recapitalization, stock split, merger, stock dividend, reorganization, combination, liquidation, or other change in the Stock (an "Adjustment Event"), the Target Stock Prices shall be automatically adjusted to reflect such Adjustment Event.

     3. TERM OF STOCK OPTION. The term of the Stock Option ("Option Period") shall be for a period of 10 years from the date hereof, but no such option shall be exercisable within six months from the date of grant; and, the Stock Option may not be exercised at any time unless the Participant shall have been in the full-time continuous employ of the Company, the parent or one or more of its subsidiaries, from the date hereof to the date of the exercise of the Stock Option. The holder of the Stock Option shall not have any of the rights of a stockholder with respect to the shares of Stock covered by the Stock Option except and only to the extent that one or more certificates for such shares of Stock shall be delivered to him upon the due exercise of the Stock Option. No Stock Option may be exercised by the Participant (or such Participant's personal representative in the event of his death) after the expiration of the Option Period applicable to such Stock Option.

     4. NONTRANSFERABILITY OF STOCK OPTIONS. Except as otherwise herein provided, any Stock Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Stock Option contrary to the provisions hereof shall be null and void and without effect.


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     5.   EMPLOYMENT.  So long as the Participant shall continue
to be a full-time and continuous employee of the Company or one or more of its subsidiaries, any Stock Option granted to him shall not be affected by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company or any of its subsidiaries, or interfere in any way with the right of the Company or its parent or of any of its subsidiaries to terminate such Participant's employment at any time.

     6. EXPIRATION OF OPTION PERIOD UPON TERMINATION OF EMPLOYMENT. Stock Options shall be exercisable only by the Participant while actively employed by the Company or a subsidiary, except that (i) any such Stock Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the Option Period of such Stock Option), and (ii) if a Participant terminates his employment with the Company or a subsidiary on account of Retirement (as defined in the Plan), or incurring a Disability (as defined in the Plan), as the case may be, such Participant may exercise any Stock Option which is otherwise exercisable at any time within three months after such date of termination. If a Participant should die during the applicable three month period following the date of such Participant's Retirement or termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any Stock Options granted to such deceased Participant shall be governed in accordance with subparagraph (i) of this paragraph 6.

     7.   METHOD OF EXERCISING STOCK OPTION.

          (a) Subject to the provisions of paragraph 2 of this Option Agreement, the manner of exercising the Stock Option herein granted shall be by written notice to the Company at least two days before the date the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Option Period. Such notice shall state the election to exercise the Stock Option and the number of shares of Stock with respect to that portion of the Stock Option being exercised and shall be signed by the person or persons so exercising the Stock Option. The notice shall be accompanied by payment of the full purchase price of such shares, including payment of all required state and federal withholding taxes, in which event the Company shall deliver a certificate or certificates representing such shares to the person or persons entitled thereto as soon as practicable after the notices shall be received.

          (b) Payment for shares of Stock purchased under this Option Agreement may be made in common stock of the Company or a combination of cash and common stock of the Company. In the event that common stock of the Company is utilized in consideration for the purchase of Stock upon the exercise of a Stock Option then, such common stock shall be valued at the "fair market value" as defined in the Plan.

          (c) In the event the Stock Option is exercised, pursuant to the foregoing provisions of this paragraph 7, by any person or persons other than the Participant in the event of the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Stock Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at P. O. Box 26647, Oklahoma City, Oklahoma 73126 and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

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     8.   SECURITIES LAW RESTRICTIONS.  Stock Options shall be
exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom.

     9. NOTICES. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be mailed (U.S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

     IN WITNESS WHEREOF, the Company has caused this Option
Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand and seal, all on the day and year first above written.

COMPANY:                      FLEMING COMPANIES, INC.


                              By ________________________________
                                 Larry A. Wagner, Senior Vice
                                 President
                                 Human Resources


PARTICIPANT:                  ___________________________________
                              Name ______________________________






























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